EXHIBIT 99.1
          Replacement Capital Covenant, dated as of May 18, 2007 (this “Replacement Capital Covenant”), by and among TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, TCTM, L.P., a Delaware limited partnership, TEPPCO Midstream Companies, L.P., a Delaware Limited Partnership, Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (each of the preceding limited partnerships, together with their successors and assigns, a “Guarantor”, and collectively the “Guarantors”) and TEPPCO Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the “Partnership” and, together with the Guarantors and the respective Subsidiaries of the Partnership and the Guarantors, the “Partnership Group”), in favor of and for the benefit of each Covered Debtholder (as defined below).
Recitals
          A. On the date hereof, the Partnership is issuing $300,000,000 aggregate principal amount of its 7.000% Fixed/Floating Rate Junior Subordinated Notes due 2067 (the “Subordinated Notes”), which Subordinated Notes were issued pursuant to, and fully and unconditionally guaranteed by the Guarantors in accordance with, the Subordinated Indenture, dated as of May 14, 2007, as supplemented by the First Supplemental Indenture dated as of May 18, 2007 (together, the “Subordinated Indenture”), among the Partnership, the Guarantors, and The Bank of New York Trust Company, N.A, as trustee.
          B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated May 15, 2007, relating to the Subordinated Notes, which supplements the Partnership’s Prospectus, dated November 3, 2003.
          C. The Partnership and each of the Guarantors, in entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below, are doing so with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Partnership and the each of Guarantors be estopped from breaching the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.
          D. The Partnership and each of the Guarantors acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Partnership and the Guarantors and that the breach by the Partnership or any of the Guarantors of such covenants could result in injury or damages to a Covered Debtholder.
          NOW, THEREFORE, the Partnership and each of the Guarantors hereby covenant and agree as follows in favor of and for the benefit of each Covered Debtholder.
          SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

          SECTION 2. Limitations on Redemption, Repurchase, Defeasance or Purchase of Subordinated Notes. The Partnership and each of the Guarantors, respectively, hereby promise and covenant to and for the benefit of each Covered Debtholder that the Partnership shall not redeem or repurchase, or defease or discharge through the deposit of money and/or U.S. Government Obligations as contemplated by Article XI of the Subordinated Indenture (herein referred to as “defeasance”), any portion of the principal amount of the Subordinated Notes, and the Partnership and the Guarantors shall not purchase and shall cause their respective Subsidiaries not to purchase, all or any part of the Subordinated Notes, in each case, on or before the Termination Date, except to the extent that the principal amount repaid or defeased or the applicable repurchase, redemption or purchase price does not exceed the sum of the following amounts:
(i) the Applicable Percentage of (a) the aggregate amount of the net cash proceeds any member of the Partnership Group has received from the sale of Common Units and Subordinated Units and Rights to acquire Units; and (b) the Market Value of any of the Common Units or Subordinated Units that have been issued in connection with the conversion into or exchange for Common Units or Subordinated Units of any convertible or exchangeable securities, other than, in the case of clause (b), where the security into or for which such Common Units or Subordinated Units are convertible or exchangeable has received equity credit from any NRSRO; plus
(ii) the aggregate amount of net cash proceeds a member of the Partnership Group has received from the sale of Replacement Capital Securities (other than the securities set forth in clause (i) above);
in each case, to Persons other than a member of the Partnership Group within the applicable Measurement Period (it being understood that any such net cash proceeds or Market Value shall be applied only once to the redemption, repurchase, defeasance or purchase of Subordinated Notes, that the earliest net cash proceeds or Market Value in any Measurement Period shall be deemed applied first to any such redemption, repurchase, defeasance or purchase, and that any net cash proceeds or Market Value not so applied shall continue to be available in any other Measurement Period within which it falls); provided that the limitations in this Section 2 shall not restrict the redemption, repurchase, defeasance or purchase of any Subordinated Notes that have been previously repurchased, defeased or purchased in accordance with this Replacement Capital Covenant.
     SECTION 3. Covered Debt.
          (a) The Partnership and each of the Guarantors represent and warrant that the Initial Covered Debt is Eligible Debt.
          (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Partnership shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i) the Partnership shall identify each series of then outstanding long-term indebtedness for money borrowed that is Eligible Debt of the Partnership or, if the Partnership does not have any Eligible Debt outstanding, of a Guarantor, provided that, notwithstanding anything to the contrary herein, any such Eligible Debt of a Guarantor shall be guaranteed by the Partnership in order to qualify as Covered Debt;
(ii) if only one series of such then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on such Redesignation Date;
(iii) if the Partnership or any of the Guarantors, as applicable, have more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Partnership shall identify the series that has the latest occurring final maturity date as of the date the Partnership is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on such Redesignation Date;
(iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on such Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and
(v) in connection with such identification of a new series of Covered Debt, the Partnership and each of the Guarantors shall give the notice provided for in Section 3(c) within the time frame provided for in such section.
          Notwithstanding any other provisions of this Replacement Capital Covenant, if a series of Eligible Senior Debt of the Partnership or any Guarantor has become the Covered Debt in accordance with this Section 3(b), on the date on which the issuer of such Covered Debt issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such new series of Eligible Subordinated Debt shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt.
          (c) Notice. In order to give effect to the intent of the Partnership and the Guarantors described in Recital C, the Partnership and each of the Guarantors covenant that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof (x) notice shall be given to the Holders of the Initial Covered Debt and the trustee under the indenture or other instrument establishing such debt, in the manner provided in the indenture or such instrument, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) the Partnership shall file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K under the Securities Exchange Act; (ii) so long as the Partnership is a reporting issuer under the Securities Exchange Act, the Partnership shall include in each annual report filed after the date hereof with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for money borrowed that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the long-term indebtedness for money borrowed of the Partnership or any of the Guarantors (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Partnership and the Guarantors shall give notice of such occurrence within 30 days to the Holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued and the Partnership shall report such change in the Partnership’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, the Partnership ceases to be a reporting company under the Securities Exchange Act, the Partnership shall (A) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (B) cause a notice of the existence of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Partnership reasonably believes is appropriate (each an “Investor Screen”) and use its commercially reasonable efforts to cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and (v) promptly upon request by any Holder of Covered Debt, such Holder will be provided with an executed copy of this Replacement Capital Covenant.
          SECTION 4. Termination, Amendment and Waiver. (a) The obligations of the Partnership and of each of the Guarantors pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) 12:00 a.m. (New York, New York time) on June 1, 2037, or if earlier, the date on which the Subordinated Notes are otherwise paid, redeemed, defeased or purchased in full in accordance with this Replacement Capital Covenant, (ii) the date, if any, on which the Holders of a majority by principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Partnership and of each of the Guarantors hereunder, (iii) the date on which none of the Partnership or any of the Guarantors has any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which the Subordinated Notes are accelerated as a result of an event of default under the Subordinated Indenture. From and after the Termination Date, the obligations of the Partnership and the Guarantors pursuant to this Replacement Capital Covenant shall be of no further force and effect.
          (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Partnership and the Guarantors with the consent of the Holders of a majority by principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Partnership and the Guarantors (and without the consent of any Holders of the then-effective series of Covered Debt) if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following):

(i) such amendment or supplement eliminates Common Units or Subordinated Units (or Rights to acquire Units) as Replacement Capital Securities, if either (A) the Partnership has been advised in writing by a nationally recognized independent accounting firm that or (B) an accounting standard or interpretive guidance of an existing accounting standard by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that, in each case, there is more than an insubstantial risk that the failure to do so would result in a reduction in the Partnership’s earnings per Common Unit or Subordinated Unit as calculated for financial reporting purposes,
(ii) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of a member of the Partnership Group to redeem, repurchase, defease or purchase the Subordinated Notes or to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as Replacement Capital Securities and the Partnership and each of the Guarantors has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate to that effect executed on its behalf by an officer of its general partner,
(iii) such amendment or supplement extends the date specified in Section 4 (a)(i), the Stepdown Date or both, or
(iv) such amendment or supplement is not adverse to the rights of the Covered Debtholders hereunder and the Partnership and each Guarantor has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate executed on its behalf by an officer of its general partner stating that the Partnership and the Guarantors have determined that such amendment or supplement is not adverse to the Covered Debtholders. For the avoidance of doubt, an amendment or supplement that adds new types of Replacement Capital Securities or modifies the requirements of the Replacement Capital Securities described herein would not be adverse to the rights of the Covered Debtholders if, following such amendment or supplement, this Replacement Capital Covenant would satisfy clause (ii)(b) of the definition of Qualifying Replacement Capital Covenant.
          (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement this Replacement Capital Covenant or the obligations of the Partnership hereunder shall be the Holders of the then-effective Covered Debt as of a record date established by the Partnership that is not more than 60 days prior to the date on which the Partnership proposes that such termination, amendment or supplement becomes effective.
          SECTION 5. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

          (b) This Replacement Capital Covenant shall be binding upon the Partnership and each of the Guarantors and their respective successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Partnership and each of the Guarantors that any Person who is a Covered Debtholder, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Partnership or any of the Guarantors has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt until the termination of such claim or proceeding). Other than the Covered Debtholders as provided in the previous sentence, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of or entitled to rely on this Replacement Capital Covenant. In particular, no holder of the Subordinated Notes is a third party beneficiary of this Replacement Capital Covenant, it being understood that the rights of the holders of the notes are set forth in the Subordinated Indenture.
          (c) All demands, notices, requests and other communications to the Partnership or the Guarantors under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Partnership or the Guarantors, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Partnership or the Guarantors by a national or international courier service, on the date of receipt by the Partnership or a Guarantor, as applicable (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Partnership or the Guarantors at the address set forth below, or at such other address as the Partnership may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:
          If to the Partnership, to:
TEPPCO Partners, L.P.
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
Attention: Chief Financial Officer
Telecopy No.: 713-381-8225
Telephone: 713-381-3636
          If to the Guarantors, to:
TE Products Pipeline Company, Limited Partnership
TCTM, L.P.
TEPPCO Midstream Companies, L.P.
Val Verde Gas Gathering Company, L.P.

c/o TEPPCO Partners, L.P.
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
Attention: Chief Financial Officer
Telecopy No.: 713-381-8225
Telephone: 713-381-3636

          IN WITNESS WHEREOF, the Partnership and each of the Guarantors have caused this Replacement Capital Covenant to be executed by a duly authorized officer, as of the day and year first above written.

TEPPCO PARTNERS, L.P.

By:	Texas Eastern Products Pipeline Company, LLC
Its:	General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

By:	TEPPCO GP, Inc.
Its:	General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TCTM, L.P.

By:	TEPPCO GP, Inc.
Its:	General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TEPPCO MIDSTREAM COMPANIES, L.P.

By:	TEPPCO GP, Inc.
Its:	General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

VAL VERDE GAS GATHERING COMPANY, L.P.

By:	TEPPCO NGL Pipelines, LLC
Its:	General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

Definitions
          “Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents that require the issuer thereof, in its discretion, to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which such issuer pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:
     (a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that such issuer has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities to Persons other than a member of the Partnership Group, up to the Preferred Cap (as defined in (d) below) in the case of APM Qualifying Securities that are Qualifying Preferred Units;
     (b) permit such issuer to pay current Distributions on any Distribution Date out of any source of funds but (x) require such issuer to pay deferred Distributions only out of eligible proceeds and (y) prohibit such issuer from paying deferred Distributions out of any source of funds other than eligible proceeds;
     (c) if deferral of Distributions continues for more than one year, require such issuer not to redeem or repurchase any securities that rank pari passu with or junior to any APM Qualifying Securities that such issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”);
     (d) limit the obligation of such issuer to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities to:
     (i) in the case of APM Qualifying Securities that are Common Units or Subordinated Units and Rights to acquire Units, either (i) during the first five years of any deferral period or (ii) with respect to deferred Distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), to a number of Common Units, Subordinated Units and Units purchasable upon the exercise of any Rights to acquire Units, which, in the aggregate, does not, in the aggregate, exceed 2% of the outstanding number of Common Units and Subordinated Units (the “Common Cap”); and
     (ii) in the case of APM Qualifying Securities that are Qualifying Preferred Units, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the liquidation or principal amount of the Qualifying Capital Securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);
     (e) in the case of Qualifying Capital Securities other than Qualifying Preferred Units, include a Bankruptcy Claim Limitation Provision; and
     (f) permit such issuer, at its option, to provide that if such issuer is involved in a merger, consolidation, amalgamation, binding unit exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting securities is owned by the equityholders of the other party to the business combination, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the business combination;
provided (and it being understood) that:
     (a) the Alternative Payment Mechanism may at the discretion of such issuer include a unit cap limiting the issuance of APM Qualifying Securities consisting of Common Units, or Subordinated Units and Qualifying Warrants, in each case to a maximum issuance cap to be set at the discretion of such issuer; provided that such maximum issuance cap will be subject to such issuer’s agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached and (i) simultaneously satisfy their future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Common Units or Subordinated Units or (ii) if such issuer cannot increase the maximum issuance cap as contemplated in the preceding clause, by requesting its Board to adopt a resolution for unitholder vote at the next occurring annual unitholders meeting to increase the number of units of such issuer’s authorized Common Units or Subordinated Units for purposes of satisfying their obligations to pay deferred Distributions;
     (b) such issuer shall not be obligated to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (c) if, due to a Market Disruption Event or otherwise, such issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, such issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Preferred Cap, and any maximum issuance cap referred to above, as applicable; and
     (d) if such issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by such issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.
          “APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity):
          (a) Common Units or Subordinated Units; or
          (b) Qualifying Warrants; and
          (c) Qualifying Preferred Units;
          provided that if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both Common Units, Subordinated Units and Qualifying Warrants, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the issuer thereof to issue Qualifying Warrants.
          “Applicable Percentage” means 200% with respect to any redemption, repurchase, purchase or defeasance of Subordinated Notes prior to the Termination Date.
          “Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such Qualifying Capital Securities to Distributions that accumulate during (a) any deferral period, in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of Qualifying Capital Securities having a Mandatory Trigger Provision, to:
     (i) in the case of Qualifying Capital Securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Units, 25% of the stated or principal amount of such securities then outstanding; and
     (ii) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Units that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Units.
          “Board” means, with respect to a Person, the board of directors (or other comparable governing body) of the general partner of such Person or a duly constituted committee thereof. If such Person shall change its form of entity to other than a limited partnership, references to the Board shall mean the board of directors (or other comparable governing body) of such Person (as so changed).
          “Business Day” means each day other than (a) a Saturday or Sunday or (b)(i) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, (ii) a day on or after June 1, 2017, that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
          “Commission” means the United States Securities and Exchange Commission.
          “Common Cap” has the meaning specified in the definition of Alternative Payment Mechanism.
          “Common Units” means (i) common limited partnership interests of any member of the Partnership Group, including, without limitation, those interests described as common units in the Partnership’s or a Guarantor’s respective partnership agreement and interests sold pursuant to distribution reinvestment plans, unit purchase plans and employee benefit plans, and (ii) interests of any member of the Partnership Group possessing substantially similar characteristics, provided that such interests (A) are perpetual, with no prepayment obligation on the part of the issuer thereof, whether at the election of the holder or otherwise, and (B) other than any Subordinated Units, are (at the time of issuance and thereafter) the most junior and subordinated securities issuable by such issuer, with liquidation rights limited to a share of such issuer’s assets, if any, remaining after satisfaction in full of all creditors and of all holders of any other equity securities of such issuer that rank senior to the Common Units.
          “Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.
          “Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Partnership during the period that such long-term indebtedness for money borrowed is Covered Debt, for so long as such long-term indebtedness for money borrowed remains Covered Debt (except as otherwise provided in Section 5(b)), provided that a Person who has sold or otherwise disposed of all of its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale or other disposition if, during the time that such Person owned such Covered Debt, the Partnership did not breach or repudiate its obligations hereunder. If the Partnership breached or repudiated its obligations hereunder while such Person was an owner of Covered Debt, such Person shall cease to be a Covered Debtholder on the later of (i) one year after such sale or other disposition or (ii) the termination of any legal proceeding brought by such Person before the date in clause (i) to enforce the obligations of the Partnership hereunder.
          “Debt Exchangeable for Equity” means Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity.
          “Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:
     (a) gives the holder a beneficial interest in (i) a fractional interest in a unit purchase contract for a Common Unit or Subordinated Unit that will be settled in three years or less, with the number of Common Units or Subordinated Units purchasable pursuant to such unit purchase contract to be within a range established at the time of issuance of such securities, subject to customary anti-dilution adjustments and (ii) debt securities of any member of the Partnership Group that are not redeemable at the option of the issuer or the holder thereof prior to the settlement of the unit purchase contracts;
     (b) provides that the investors directly or indirectly grant to the issuer of such securities a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Common Units or Subordinated Units pursuant to such unit purchase contracts;
     (c) includes a remarketing feature pursuant to which such debt securities are remarketed to new investors commencing not later than 30 days prior to the settlement date of the purchase contract;
     (d) provides for the proceeds raised in the remarketing to be used to purchase Common Units or Subordinated Units under the unit purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the unit purchase contracts will be settled by the issuer of such securities exercising its remedies as a secured party with respect to its debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Common Equity.
          “Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:
     (a) gives the holder a beneficial interest in (i) subordinated debt securities of a member of the Partnership Group that include a provision requiring the issuer thereof to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are the most junior subordinated debt of such issuer (or rank pari passu with the most junior subordinated debt of such issuer) (in this definition, “subordinated debt”) and (ii) a fractional interest in a unit purchase contract for a share of Qualifying Preferred Units of such issuer that ranks pari passu with or junior to all other preferred units of such issuer (in this definition, “preferred units”);
     (b) provides that the investors directly or indirectly grant to such issuer a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase preferred units of such issuer pursuant to such unit purchase contracts;
     (c) includes a remarketing feature pursuant to which the subordinated debt of such issuer is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on: (i) the dissolution of the issuer of such debt exchangeable for preferred equity or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;
     (d) provides for the proceeds raised in the remarketing to be used to purchase preferred units of such issuer under the unit purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the unit purchase contracts will be settled by such issuer exercising its remedies as a secured party with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;
     (e) is subject to a Qualifying Capital Replacement Covenant that will apply to such securities and preferred units, and will not include Debt Exchangeable for Equity as a Replacement Capital Security; and
     (f) after the issuance of such preferred units, provides the holders of such securities with a beneficial interest in such preferred units.
          “Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.
          “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.
          “Distributions” means, as to a security or combination of securities, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the issuer thereof.

          “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.
          “Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
          “Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks senior to the Subordinated Notes and subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
          “Holder” means, as to the Covered Debt then in effect, each record holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Partnership or the applicable Guarantor with respect to such Covered Debt and each beneficial owner of such Covered Debt holding such Covered Debt through a participant in a clearing agency.
          “Initial Covered Debt” means the Partnership’s 6.125% Senior Notes due 2013.
          “Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem, purchase or defease such securities only with the proceeds (or an applicable percentage of proceeds) or Market Value of replacement capital securities that have terms and provisions at the time of redemption, purchase or defeasance that receive as much or more equity-like credit than the securities then being redeemed or purchased, raised within 180 days of the applicable redemption, purchase or defeasance date.
          “Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:
     (a) require, or at its option in the case of non-cumulative perpetual preferred units permit, the issuer of such Qualifying Capital Securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities, within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such Qualifying Capital Securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such Qualifying Capital Securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of Common Units, Subordinated Units and Qualifying Warrants the proceeds of which may be applied to pay such Distributions pursuant to such provision to the Common Cap, unless the Mandatory Trigger Provision requires such issuance and sale within one year of such failure, and (ii) the amount of Qualifying Preferred Units the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
     (b) other than in the case of non-cumulative preferred unit, if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, prohibit the issuer and any of its Subsidiaries from repurchasing any securities that are pari passu with or junior to its respective APM Qualifying Securities, the proceeds of which were used to pay deferred Distributions since such failure before the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions in full;
     (c) other than in the case of non-cumulative perpetual preferred units, include a Bankruptcy Claim Limitation Provision; and
     (d) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such deferred Distributions in full;
provided (and it being understood) that:

     (a) the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (b) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and
     (c) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.
     No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
          “Market Disruption Events” means the occurrence or existence of any of the following events or sets of circumstances:
     (a) the issuer would be required to obtain the consent or approval of its unitholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the issuer’s commercially reasonable efforts to obtain such consent or approval, or a regulatory authority instructs the Partnership or such Guarantor not to sell or offer for sale APM Qualifying Securities at such time;
     (b) trading in securities generally (or in the Partnership’s Common Units or the preferred units of the Partnership or any of the Guarantors) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Units and/or the Partnership’s or any of the Guarantors’ preferred units are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Common Units and/or such preferred units;

     (c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
     (d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
     (e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
     (f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
     (g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Partnership or any of the Guarantors, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Partnership or such Guarantor, is not otherwise required by law and would have a material adverse effect on the business of the issuer or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Partnership or such Guarantor to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) shall not exceed an aggregate of 180 days in any 360-day period; or
     (h) the issuer reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with law or a rule or regulation of the Commission and the issuer is unable to comply with such law or rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 180 days in any 360-day period.

          The definition of “Market Disruption Event” as used in any Qualifying Capital Securities may include less than all of the paragraphs outlined above, as determined by the issuer at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the issuer would otherwise endeavor to issue preferred units, shall be limited to circumstances affecting markets where the preferred units of the Partnership or such Guarantor trades or where a listing for its trading is being sought.
          “Market Value” means, on any date, the closing sale price per Common Unit (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Units are not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Units are traded or quoted; if the Common Units are not either listed or quoted on any U.S. securities exchange on the relevant date, the Market Value will be the average of the mid-point of the bid and ask prices for the Common Units on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Partnership for this purpose or, in the event such bid and ask prices are not available and in the case of Subordinated Units and Rights to acquire Units, a value determined by a nationally recognized independent investment banking firm selected by the Partnership’s Board (or a duly authorized committee thereof) for this purpose.
          “Measurement Period” with respect to any redemption or any repurchase, purchase or defeasance means the period (i) beginning on the date that is 180 days prior to delivery of notice of such redemption or the date of such repurchase, purchase or defeasance, respectively, and (ii) ending on such notice date for redemption or the date of such repurchase, purchase or defeasance, respectively. Measurement Periods cannot run concurrently.
          “Non-Cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include an Alternative Payment Mechanism shall also be deemed to be Non-Cumulative for all purposes of this Replacement Capital Covenant.
          “NRSRO” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act that has assigned a credit rating to the Subordinated Notes, as set forth in the Prospectus Supplement, dated May 15, 2007 relating to the Subordinated Notes.
          “Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:
          (a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or
     (b) the issuer of such securities may, in its sole discretion, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to at least ten years, without any remedy other than Permitted Remedies.
          “Partnership” has the meaning specified in the introduction to this instrument.
          “Partnership Group” has the meaning specified in the introduction to this instrument.
          “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange on which such securities may be listed or traded), or
     (b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing Common Units, Subordinated Units or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.
          “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, corporation or other entity, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Cap” has the meaning specified in the definition of Alternative Payment Mechanism.
          “Qualifying Capital Securities” means securities (other than Common Units, Subordinated Units or Rights to acquire Units and securities convertible into or exchangeable for Common Units or Subordinated Units) that in the determination of the Board of the Partnership or any of the Guarantors, reasonably construing the definitions and other terms of the Replacement Capital Covenant, meet one of the following criteria:
     (i) in connection with any redemption, defeasance or purchase of Subordinated Notes prior to the Stepdown Date:
     (A) junior subordinated debt securities and guarantees issued by any member of the Partnership Group with respect to such securities if the junior subordinated debt securities and guarantees (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon the liquidation, dissolution or winding up of the Partnership or the Guarantors, respectively, (2) are

Non-Cumulative, (3) have no maturity or a maturity of at least 60 years and (4) are subject to a Qualifying Replacement Capital Covenant;
     (B) securities issued by any member of the Partnership Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon the liquidation, dissolution or winding up of the Partnership or the Guarantors, respectively, (2) have no maturity or a maturity of at least 60 years and (3)(a) are Non Cumulative and are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;
     (C) securities issued by any member of the Partnership Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon the liquidation, dissolution or winding up of the Partnership or the Guarantors, respectively, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (D) Non-Cumulative Qualifying Preferred Units; or
     (ii) in connection with any redemption, defeasance or purchase of Subordinated Notes prior to the Stepdown Date:
     (A) non-cumulative preferred units issued by any member of the Partnership Group that contractually ranks junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon a liquidation, dissolution or winding up of the Partnership or the Guarantors, respectively, and (1) (a) have no maturity or a final maturity of at least 60 years and (b) are subject to Intent-Based Replacement Disclosure; or (2) (a) have no maturity or a final maturity of at least 40 years and (x) are subject to a Qualifying Replacement Covenant or (y) are subject to Intent-Based Replacement Disclosure and have a Mandatory Trigger Provision; or (3) (a) have no maturity or a final maturity of at least 25 years, (b) are subject to a Qualifying Replacement Covenant and (c) have a Mandatory Trigger Provision;
     (B) cumulative preferred units issued by any member of the Partnership Group that contractually rank junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon a liquidation, dissolution or winding up of the Partnership or any of the Guarantors, respectively, and (1) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (2) (a) have no maturity or a maturity of at least 60 years, (b) have an Optional Deferral

Provision and (c) are subject to a Qualifying Replacement Capital Covenant;
     (C) securities issued by any member of the Partnership Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon a liquidation, dissolution or winding up of the Partnership or any of the Guarantors, respectively, (2) have no maturity or a maturity of at least 60 years and an Optional Deferral Provision, and (3) either (a) are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;
     (D) securities issued by any member of the Partnership Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon a liquidation, dissolution or winding up of the Partnership or any of the Guarantor, respectively, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 40 years and (4) either (a) are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;
     (E) securities issued by any member of the Partnership Group that (1) contractually rank junior to all of the senior and subordinated debt of the Partnership or any of the Guarantors other than the Subordinated Notes and securities ranking pari passu with the Subordinated Notes, (2) have an Optional Deferral Provision and a Mandatory Trigger Provision and (3) have no maturity or a maturity of at least 60 years and are subject to a Qualifying Replacement Capital Covenant; or
     (F) other securities issued by any member of the Partnership Group that (1) contractually rank upon a liquidation, dissolution or winding-up of the Partnership or any of the Guarantor pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof, respectively, (2) have no maturity or a maturity of at least 25 years and (3) are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (iii) in connection with any redemption, defeasance or purchase of the Subordinated Notes on or after the Stepdown Date:
     (A) all securities described under clauses (i) and (ii) of this definition;
     (B) cumulative preferred units issued by the Partnership or any of the Guarantors that (1) have no maturity or a maturity of at least 60 years and (2) are subject to Intent-Based Replacement Disclosure;

     (C) securities issued by any member of the Partnership Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon a liquidation, dissolution or winding up of the Partnership or the Guarantors, respectively, (2) either (a) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (b) have no maturity or a maturity of at least 30 years and are subject to a Qualifying Replacement Capital Covenant and (3) have an Optional Deferral Provision;
     (D) securities issued by any member of the Partnership Group that (1) contractually rank junior to all of the senior and subordinated debt of the Partnership or the Guarantors other than the Subordinated Notes and securities ranking pari passu with the Subordinated Notes or the Guarantors’ guarantees thereof, respectively, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and (3) have no maturity or a maturity of at least 30 years and are subject to Intent-Based Replacement Disclosure; or
     (E) cumulative preferred units issued by any member of the Partnership Group that contractually rank junior to the Subordinated Notes or the Guarantors’ guarantees thereof upon a liquidation, dissolution or winding up of the Partnership or the Guarantors, respectively, and have a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant.
It is acknowledged that, as of the date hereof, securities issued by a master limited partnership containing an Alternative Payment Mechanism or a Mandatory Trigger Provision have not been approved as Qualifying Capital Securities by all of the NRSROs. As a result, such securities will not be issued or considered as Qualifying Capital Securities until there is prior written approval from all NSROs then maintaining a credit rating on such issuer.
          “Qualifying Preferred Units” means non-cumulative perpetual preferred units issued by any member of the Partnership Group that (a) contractually rank pari passu with or junior to all other preferred units of the issuer thereof and contains no remedies as a consequence of non-payment of Distributions other than Permitted Remedies and (b) either (i) are subject to Intent-Based Replacement Disclosure and have a provision that prohibits the issuer from paying any Distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (ii) are subject to a Qualifying Replacement Capital Covenant.
          “Qualifying Replacement Capital Covenant” means (i) a replacement capital covenant substantially similar to this Replacement Capital Covenant or (ii) a replacement capital covenant, as identified by the Board of the Partnership or any of the Guarantors, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (a) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (b) that restricts the issuer from redeeming, defeasing or purchasing identified securities except to the extent of the applicable percentage of the net proceeds (or Market Value) of specified replacement capital securities that have terms and provisions at the time of redemption, defeasance or purchase that receive as much or more equity-like credit than the securities then being redeemed, defeased or purchased, raised within the six month period prior to the applicable redemption, defeasance or purchase date.
          “Qualifying Warrants” means net settled warrants to purchase Common Units or Subordinated Units that have an exercise price greater than the current Market Value of the issuer’s Common Units or Subordinated Units as of their date of issuance, that do not entitle the issuer to redeem for cash and the holders of such warrants are not entitled to require the issuer to repurchase for cash in any circumstance.
          “Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) such Covered Debt is to be redeemed or repurchased by a member of the Partnership Group either in whole or in part with the consequence that, after giving effect to such redemption or repurchase, the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Partnership or a Guarantor issues Eligible Subordinated Debt.
          “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.
          “Replacement Capital Securities” means
          (a) Common Units, Subordinated Units and Rights to acquire Units;
          (b) Debt Exchangeable for Equity; and
          (c) Qualifying Capital Securities.
          “Repurchase Restriction” has the meaning specified in the definition of Alternative Payment Mechanism.
          “Rights to acquire Units” includes any right to acquire Common Units or Subordinated Units, including any option or right to acquire Common Units or Subordinated Units pursuant to a unit purchase plan or employee benefit plan.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Securities” has the meaning specified in Recital B.
          “Stepdown Date” means June 1, 2017.
          “Subordinated Indenture” has the meaning specified in Recital A.
          “Subordinated Notes” has the meaning specified in Recital A.

          “Subordinated Units” means limited partnership interests of a member of the Partnership Group that rank pari passu with or junior to the Common Units of the issuer thereof, provided that such interests are perpetual, with no prepayment obligation on the part of the issuer thereof, whether at the election of the holder or otherwise.
          “Subsidiary” means, at any time, any Person the units, shares of stock, or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
          “Supplemental Indenture” means the First Supplemental Indenture, dated as of May 18, 2007, to the Subordinated Indenture.
          “Termination Date” has the meaning specified in Section 4(a).
          “Units” means Common Units and/or Subordinated Units, as applicable.